[GRAPHIC OMITTED]
               GREAT SEAL OF THE STATE OF FLORIDA IN GOD WE TRUST
                           FLORIDA DEPARTMENT OF STATE
                                 Glenda E. Hood
                               Secretary of State

April 28, 2005


THE JACKSON RIVERS COMPANY
402 WEST BROADWAY, #400
SAN DIEGO, CA 92101US






Re: Document Number P01000045978

The Articles of Amendment to the Articles of Incorporation of THE JACKSON RIVERS COMPANY, a Florida corporation, were filed on April 27, 2005, effective May 2, 2005.

This document was electronically received and filed under FAX audit number H05000106590.

Should you have any questions regarding this matter, please telephone
(850) 245-6050, the Amendment Filing Section.

Anna Chesnut
Document Specialist
Division of Corporations             Letter Number:  505A00029650






      Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314

                              Articles of Amendment
                                       to
                            Articles of Incorporation
                                       of

                           THE JACKSON RIVERS COMPANY
          ----------------------------------------------------------
       (Name of corporation as currently filed with the Florida Dept. of State)


                                   P01000045978
                    --------------------------------------------------
                      (Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of
Incorporation:

NEW CORPORATE NAME (if changing):
---------------------------------

--------------------------------------------------------------------------------
(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.") A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s)
-------------------
and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)
                                                         -------------

Article V. as previously amended, is hereby further amended as follows: On May
--------------------------------------------------------------------------------
2, 2005 (the "Effective Date"), the authorized, issued and outstanding shares of
--------------------------------------------------------------------------------
the common stock, par value $0.00001 per share (the "Old Common Stock"),
--------------------------------------------------------------------------------
authorized, outstanding or held as treasury shares as of the open of  business
--------------------------------------------------------------------------------
on the Effective Date, shall automatically and without any action on the part of
--------------------------------------------------------------------------------
the holders of the  Old Common Stock be reverse split on a one for 2,000 basis
--------------------------------------------------------------------------------
so that 2.000 shares of the Old Common Stock shall be converted into and
--------------------------------------------------------------------------------
reconstituted as one share of Common Stock, par value $0.00001 per share (the
--------------------------------------------------------------------------------
"New Common Stock."). The total number of shares of stock which the Company is
--------------------------------------------------------------------------------
authorized to issue following the Split is 1,002,500,000, of which 2,500,000
--------------------------------------------------------------------------------
shall be common shares, par value $0.00001 per share and 1,000,000,000 shall be
--------------------------------------------------------------------------------
preferred shares, par value $0.00001 per share.
--------------------------------------------------------------------------------
                     (Attach additional pages if necessary)


If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

In lieu of any fractional shares to which a holder of our common stock would
--------------------------------------------------------------------------------
otherwise have been entitled as the result of the Split, we will pay cash equal
--------------------------------------------------------------------------------
to such fraction multiplied by the average of the high and low trading prices of
--------------------------------------------------------------------------------
our common stock on the OTCBB for the five trading days immediately
--------------------------------------------------------------------------------
                                  (continued)

The date of each amendment(s) adoption: April 19, 2005
                                        --------------

EFFECTIVE DATE IF APPLICABLE: MAY 2,2005
                  ----------  -----------------------------------------------
                             (no more than 90 days after amendment file date)

ADOPTION OF AMENDMENT(S)     (CHECK ONE)
                             -----------

     [_] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

     [_] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendments(s):

          "The number of votes cast for the amendment(s) was/were sufficient for
          approval by                                           ."
                     ------------------------------------------
                                                 (voting group)

     [X] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

     [_] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 21st     day of April     , 2005
            ----            ----------  ----

     Signature   Dennis N. Lauzon
                 --------------------------------------------------------------
               (By a director, president or other officer if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

                                    Dennis N. Lauzon
                         ----------------------------------------
                        (Typed or printed name of person signing)

                                     CEO/President
                         ----------------------------------------
                                (Title of person signing)




                                FILING FEE: $35

                                [GRAPHIC OMITTED]
               GREAT SEAL OF THE STATE OF FLORIDA IN GOD WE TRUST
                           FLORIDA DEPARTMENT OF STATE
                                 Glenda E. Hood
                               Secretary of State

May  19, 2005

THE JACKSON RIVERS COMPANY
402 WEST BROADWAY
400
SAN DIEGO, CA  92101US

Re: Document Number P01000045978

The Articles of Correction for THE JACKSON RIVERS COMPANY, a Florida corporation, were filed on May 18, 2005.

This document was electronically received and filed under FAX audit number H05000126501.

Should you have any questions regarding this matter, please telephone
(850) 245-6050, the Amendment Filing Section.

Alan Crum
Document Specialist
Division of Corporations                 Letter Number: 605A00036174



      Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314

                             ARTICLES OF CORRECTION

                                       for

                           The Jackson Rivers Company
     ----------------------------------------------------------------------
     Name of Corporation as currently filed with the Florida Dept. of State

                                  P01000045978
                          ------------------------------
                            Document Number(if known)

Pursuant to the provisions of Section 607.0124 or 617.0124, Florida Statutes, this corporation files these Articles of Correction within 30 days of the file date of the document being corrected.

These Articles of Correction correct   Articles of Amendment to Articles of
                                       ------------------------------------
                                       Incorporation
                                       ------------------------------------
                                                 (Document Type)

filed with the Department of Slate on April 27, 2005
                                     -------------------------
                                      (File Date of Document)

Specify the inaccuracy, incorrect statement, or defect:

     Provisions regarding exchange, reclassification, or cancellation of issued
------------------------------------------------------------------------------
shares are incorrect:
------------------------------------------------------------------------------
     In lieu of any fractional shares to which a holder of our common stock
------------------------------------------------------------------------------
would otherwise have been entitled as the result of the Split, we will pay cash
------------------------------------------------------------------------------
equal to ouch fraction multiplied by the average of the high and low trading
----------------------------------------------------------------------------
prices of our common stock on the OTCBB for the five trading days immediately.
------------------------------------------------------------------------------

Correct the inaccuracy, incorrect statement, or defect:

     Fractional shares which would otherwise be held by the stockholders of our
------------------------------------------------------------------------------
common stock after the reverse split will be rounded up to the next whole share.
--------------------------------------------------------------------------------
     We will issue one new share of our common stock for up to each 2,000 shares
------------------------------------------------------------------------------
of our common stock held as of the record date.
-----------------------------------------------

                                  /s/ Dennis Lauzon
               ----------------------------------------------------------------
               (Signature of a director, president or other officer if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

        Dennis Lauzon                                     CEO
 ----------------------------------------  ------------------------------------
(Typed or printed name of person signing)       (Title of person signing)


                                   FILING FEE: $35